[McDermott, Will & Emery Letterhead]









                                                     May 1, 2000


Maytag Corporation
403 West Fourth Street North
Newton, Iowa  50208

         Re: Maytag Corporation -- 8,003,713 Shares of Common Stock $1.25 par value share and 8,003,713 Associated Preferred Stock Purchase Rights for use under the 1992 Stock Option Plan for Executives and Key Employees, the 1996 Employee Stock Incentive Plan and the 1998 Non-Employee Directors' Stock Option Plan (the "Stock Plans") and $7,250,000 of Deferred Compensation Obligations Under the Maytag Deferred Compensation Plan (the "Deferred Compensation Plan")
                  ----------------------------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to Maytag Corporation, a Delaware corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's Registration Statement on Form S-8 (the "Registration Statement") relating to the registration of the above captioned Shares of Common Stock of the Company to be issued to participants in the Stock Plans and the Preferred Stock Purchase Rights (the "Rights") associated with such issuance and up to $7,250,000 of the Company's deferred compensation obligations (the "Deferred Compensation Obligations") payable under the Deferred Compensation Plan.

         For the purpose of rendering the opinions expressed below, we have reviewed the Stock Plans, the Rights Agreement as defined in the Registration Statement, the Deferred Compensation Plan and the Registration Statement. We have also examined originals, or copies of originals certified or otherwise identified to our satisfaction, of the corporation records of the Company and of such other agreements, documents, instruments and certificate of public officials, officers and representatives of the Company and other persons, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have deemed relevant and necessary as a basis for the opinions expressed herein. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all


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Maytag Corporation
May 1, 2000
Page 2


natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

         Based on the foregoing, we are of the opinion that:

         1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

         2. The Shares of Common Stock under the Stock Plans will, when certificates representing such Shares have been duly executed, countersigned and registered and delivered against receipt by the Company of the consideration provided in the Stock Plans, be legally issued, fully paid and nonassessable.

         3. Each Right associated with the Stock Plans will be legally issued when such Right has been duly issued in accordance with the terms of the Rights Agreement and the associated Share of Common Stock have been duly issued as set forth in paragraph 2.

         4. The Deferred Compensation Obligations will be, when created in accordance with the terms of the Deferred Compensation Plan, valid and binding obligations of the Company, enforceable in accordance with the terms of the Deferred Compensation Plan, subject to applicable bankruptcy, moratorium, insolvency, fraudulent transfer, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

         The foregoing opinions are limited to the Delaware General Corporation Law. We express no opinion as to the applications of the securities or blue sky laws of the various states to the issuance or sale of the Shares of Common Stock, the Rights or the Deferred Compensation Obligations. We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinions expressed above, including any change in applicable law.

         We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to us included in or made part of the Registration Statement.


                                            Very truly yours,

                                            /s/ McDermott, Will & Emery

                                            McDermott, Will & Emery